Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Laura A. Francis, Chief Executive Officer of SI-BONE, Inc. (the “Company”), and Anshul Maheshwari, Chief Financial Officer of the Company, each hereby certify that, to the best of his or her knowledge:
1.     The Company’s Annual Report on Form 10-K for the period ended December 31, 2022, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.     The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Laura A. Francis
Date:	March 2, 2023	Laura A. Francis
Chief Executive Officer
(Principal Executive Officer)

/s/ Anshul Maheshwari
Date:	March 2, 2023	Anshul Maheshwari
Chief Financial Officer
(Principal Financial and Accounting Officer)

This certification is being furnished to the Securities and Exchange Commission as an exhibit to the Annual Report and shall not be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.